UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017 (September 26, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in connection with its initial public offering, Fifth Street Asset Management Inc. (the “Company”) entered into an exchange agreement, dated as of November 4, 2014 (the “Exchange Agreement”) with the limited partners of Fifth Street Holdings L.P. (“Holdings”) that granted each limited partner of Holdings, and certain permitted transferees, the right, beginning two years after the closing of the Company’s initial public offering (November 4, 2016) and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s limited partnership interests in Holdings (“Partnership Units”) for shares of Class A common stock of the Company, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.

On September 26, 2017, the Company entered into a Cutback Agreement (the “Cutback Agreement”) with Holdings and the limited partners of Holdings party thereto (the “Limited Partners”). The Cutback Agreement modifies the terms of the Exchange Agreement such that if either the audit committee or board of directors of the Company determines that it is advisable, for tax purposes or other reasons, to limit the number of Partnership Units to be exchanged for shares of Class A common stock of the Company on the next Quarterly Exchange Date (as defined in the Exchange Agreement), the Limited Partners agree that the number of Partnership Units to be exchanged by each of them shall be reduced, pro rata, so that the total number of Partnership Units to be exchanged does not exceed the amount determined by the audit committee or board of directors of the Company, as applicable. The Cutback Agreement also grants the Company full discretion to change the date of the next Quarterly Exchange Date.

The description of the Cutback Agreement is qualified in its entirety by reference to the Cutback Agreement that is filed herewith as exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 29, 2017, Holdings adopted two 10b5-1 plans (each, a “Holdings 10b5-1 Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. One Holdings 10b5-1 Plan provides for the sale in the open market by Holdings of shares of the common stock of Fifth Street Finance Corp. (“FSC Common Stock”) and the other Holdings 10b5-1 Plan provides for the sale in the open market by Holdings of shares of the common stock of Fifth Street Senior Floating Rate Corp (“FSFR Common Stock”). Sales pursuant to each Holdings 10b5-1 Plan will be aggregated with sales pursuant to a corresponding 10b5-1 plan adopted by Mr. Leonard M. Tannenbaum, the Company’s chairman and chief executive officer, providing for the sale of FSC Common Stock and FSFR Common Stock (each a “Tannenbaum 10b5-1 Plan”) and allocated pro rata between the corresponding plans. The Holdings 10b5-1 Plans provide for the sale of an aggregate amount of 437,799 shares of FSC Common Stock and 98,349 shares of FSFR Common Stock. Sales pursuant to the Holdings 10b5-1 Plans may commence on the second business day (the “Selling Start Date”) after the closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of July 13, 2017, by and among Fifth Street Management LLC, Oaktree Capital Management, L.P., the Company (solely for the purposes set forth therein) and Holdings (solely for the purposes set forth therein) and may continue through the 44th day after the Selling Start Date, unless earlier terminated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Cutback Agreement, dated as of September 26, 2017, among Fifth Street Asset Management Inc., Fifth Street Holdings L.P. (“Holdings”) and the limited partners of Holdings party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: October 2, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella Title: Secretary